Exhibit 10.33

FORM OF EXCHANGE AGREEMENT

by and between

Poseidon Containers Holdings Corp.

and

Poseidon Containers Holdings LLC

FORM OF EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is effective as of         , 2015, by and between Poseidon Containers Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (“Poseidon NewCo”) and Poseidon Containers Holdings LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“Poseidon LLC”).

R E C I T A L S

WHEREAS, as of the date hereof, Poseidon LLC owns 100% of the issued and outstanding limited liability company interests of each of the following vessel-owning subsidiaries:

(a)	Aris Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Maira;

(b)	Aphrodite Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Nikolas;

(c)	Athena Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Newyorker;

(d)	Pericles Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Athena;

(e)	Hephaestus Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Dolphin II;

(f)	Zeus One Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Orca I;

(g)	Leonidas Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Agios Dimitrios;

(h)	Platon Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Japan;

(i)	Socrates Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Britain;

(j)	Rea Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Singapore;

(k)	Kronos Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Netherlands;

(l)	Pisti Shipping LLC, a Marshall Islands limited liability company, which owns the containership, M/V Mamitsa;

(m)	Tasman Marine LLC, a Marshall Islands limited liability company, which owns the containership, M/V Tasman;

(n)	Mercator Marine LLC, a Marshall Islands limited liability company which owns the containership, M/V Fleur;

(o)	Hudson Marine LLC, a Marshall Islands limited liability company which owns the containership, M/V Dimitris Y;

(p)	Drake Marine LLC, a Marshall Islands limited liability company;

(q)	Odysseus Marine LLC, a Marshall Islands limited liability company, which owns 100% of the issued and outstanding interests of each of Alexander Marine LLC, a Marshall Islands limited liability company, Hector Marine LLC, a Marshall Islands limited liability company, and Ikaros Marine LLC, a Marshall Islands limited liability company, which own the containerships M/V Mary, M/V Maersk Grabouw, and M/V Safmarine Highveld, respectively

(collectively, the “Vessel-Owning Subsidiaries”).

WHEREAS, as of the date hereof, Poseidon LLC owns 100% of the issued and outstanding limited liability company interests of each of the following non vessel-owning subsidiaries:

(a)	Poseidon Fleet Holdings LLC, a Marshall Islands limited liability company;

(b)	Achilleas Marine LLC, a Marshall Islands limited liability company;

(c)	Hercules Marine LLC, a Marshall Islands limited liability company;

(d)	Marine Treasurer LLC, a Marshall Islands limited liability company;

(e)	Dimitra Marine LLC, a Marshall Islands limited liability company;

(f)	Artemis Marine LLC, a Marshall Islands limited liability company;

(g)	Hermes Marine LLC, a Marshall Islands limited liability company;

(h)	Apollon Marine LLC, a Marshall Islands limited liability company;

(i)	Hera Marine LLC, a Marshall Islands limited liability company;

(j)	Barentsz Marine LLC, a Marshall Islands limited liability company;

(k)	Perseus Marine LLC, a Marshall Islands limited liability company;

(l)	Callisto Marine LLC, a Marshall Islands limited liability company;

(m)	Orion Marine LLC, a Marshall Islands limited liability company; and

(n)	Cassiopi Marine LLC, a Marshall Islands limited liability company;

(collectively, the “Non Vessel-Owning Subsidiaries”, and together with the Vessel-Owning Subsidiaries, the “Contribution Companies”).

WHEREAS, Poseidon LLC has formed Poseidon NewCo pursuant to the Marshall Islands Business Corporations Act for the purpose of, among other things, acquiring the Contribution Companies and owning and operating containership vessels.

WHEREAS, Poseidon LLC desires to transfer, convey, assign and deliver all of its right, title, and interest in the Contribution Companies to Poseidon NewCo in exchange for such number of common shares, par value $0.01 per share, of Poseidon NewCo as set forth in this Agreement (the “Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Representations and Warranties of Poseidon LLC

Poseidon LLC hereby represents and warrants to Poseidon NewCo that, as of the date hereof and as of the Closing Date (defined below):

1.1	Capacity, Authority, and Validity. Poseidon LLC has been duly formed and is validly existing under the laws of the Republic of the Marshall Islands. Poseidon LLC has all necessary capacity, power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement and the consummation by Poseidon LLC of the transactions contemplated hereby have been duly and validly authorized by all necessary actions of Poseidon LLC. This Agreement has been duly executed and delivered by Poseidon LLC, and assuming the due execution and delivery of this Agreement by Poseidon NewCo, this Agreement constitutes the legal, valid and binding obligation of Poseidon LLC, enforceable against it in accordance with its terms.

1.2	Ownership. Poseidon LLC is the sole beneficial owner of 100% of the issued and outstanding limited liability company interests of each of the Contribution Companies (the “Contribution Interests”), free and clear of any lien, pledge, claim, security interest, encumbrance or charge (“Liens”), except as described on Schedule I hereto, and, upon the transfer of such Contribution Interests to Poseidon NewCo, Poseidon NewCo shall own such Contribution Interests free and clear of all Liens of any nature.

1.3	Required Approvals. Poseidon LLC has obtained any and all approvals as may be necessary to implement the Exchange.

1.4	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by Poseidon LLC, nor the consummation of the transactions contemplated hereby by Poseidon LLC, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to Poseidon LLC.

1.5	Further Assurances. Poseidon LLC agrees to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

ARTICLE II

Representations and Warranties and Covenants of Poseidon NewCo

Poseidon NewCo represents and warrants to Poseidon LLC, as of the date hereof and as of the Closing Date (defined below):

2.1	Capacity, Authority, and Validity. Poseidon NewCo has been duly incorporated and is validly existing under the laws of the Republic of Marshall Islands. Poseidon New Co has all necessary capacity, power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement and the consummation by Poseidon NewCo of the transactions contemplated hereby have been duly and validly authorized by all necessary actions of Poseidon NewCo. This Agreement has been duly executed and delivered by Poseidon NewCo, and assuming the due execution and delivery of this Agreement by Poseidon LLC, this Agreement constitutes the legal, valid and binding obligation of Poseidon NewCo, enforceable against Poseidon NewCo in accordance with its terms.

2.2	Title. The Poseidon NewCo Shares (defined herein), when issued to Poseidon LLC pursuant to this Agreement, shall be fully paid, validly issued and non-assessable, free and clear of all Liens of any nature.

2.3	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by Poseidon NewCo, nor the consummation of the transactions contemplated hereby by Poseidon NewCo, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to Poseidon NewCo.

2.4	Further Assurances. Poseidon NewCo agrees to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

ARTICLE III

Closing Transactions

3.1	Exchange. Subject to the terms of this Agreement, Poseidon LLC agrees to assign, transfer, and convey to Poseidon NewCo, and Poseidon NewCo agrees to accept and assume all of its rights, title and interest in and to the Contribution Companies, free and clear of any Liens, except as described on Schedule I hereto, and simultaneously therewith, Poseidon NewCo agrees to issue to Poseidon LLC shares of common stock, par value $0.01 per share, of Poseidon NewCo (the “Poseidon NewCo Shares”), together with certificates evidencing such shares. Poseidon LLC will deliver to Poseidon NewCo duly executed instruments of transfer of the Contribution Interests, duly completed and stamped (if required) in favor of Poseidon NewCo together with the resignation of the manager(s) of the Contribution Companies (“Manager Resignations”) Simultaneously with Poseidon LLC’s delivery of the Manager Resignations to Poseidon NewCo, Poseidon NewCo shall accept its position as the manager of the Contribution Companies.

3.2	Closing. The parties shall consummate the transactions contemplated by Article 3.1 at or prior to the time of pricing of the initial public offering of Poseidon NewCo, at a closing, the place and timing of which shall be agreed upon by the parties and which shall be referred to herein as the “Closing.”

3.3	U.S. Federal Income Tax Treatment of the Exchange. The parties intend to treat the Exchange as a nontaxable contribution described in Section 351(a) of the United States Internal Revenue Code of 1986, as amended, and shall file all United States federal, state or local income tax return in a manner that is consistent with such treatment.

ARTICLE IV

Miscellaneous

4.1	Notices. All notices and other communications provided hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via facsimile transmission and verification received, or when posted by a national postal service, registered or certified mail, with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a party may from time to time designate to the other parties by written notice thereof, effective only upon actual receipt.

4.2	Entire Agreement. This Agreement constitutes the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

4.3	Amendments and Waivers. This Agreement may be amended, modified, superseded, or cancelled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

4.4	Captions; Counterparts; Execution. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.5	Assignment. The rights and obligations set forth in this Agreement may not be assigned or delegated by any of the parties hereto.

4.6	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of the Marshall Islands.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the date first written above.

POSEIDON CONTAINERS HOLDINGS CORP.

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

POSEIDON CONTAINERS HOLDINGS LLC

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

Schedule I

List of Encumbrances

Encumbrances granted pursuant to, or in connection with, the following loan facilities, in each case as may be from time to time amended, supplemented, restated and/or novated:

•	the loan facility advanced by ABN AMRO Bank N.V. to Zeus One Marine LLC;

•	the loan facility advanced by ABN AMRO Bank N.V. to Ikaros Marine LLC;

•	the loan facilities advanced by ABN AMRO Bank N.V. to, amongst others, Tasman Marine LLC and Drake Marine;

•	the loan facilities advanced by Unicredit Bank AG to Achilleas Marine LLC, Leonidas Marine LLC and Hercules Marine LLC;

•	the loan facilities advanced by ABN AMRO Bank N.V. to, among others, Platon Marine LLC and Rea Marine;

•	the loan facility advanced by Deutsche Bank AG to Hector Marine LLC;

•	the loan facilities advanced by Crédit Agricole Corporate and Investment Bank to Hephaestus Marine LLC and Pericles Marine LLC; and

•	the loan facilities advanced by DVB BANK SE to, amongst others, Pisti Shipping LLC and Aris Marine LLC.